                             VAUGHN COMMUNICATIONS, INC.

                          COMPUTATION OF EARNINGS PER SHARE


                                                                   Six Months Ended                       Three Months Ended
                                                                       July 31                                  July 31
                                                               ------------------------                ------------------------
                                                               1996                1995                1996                1995
                                                               ----                ----                ----                ----
PRIMARY:
  Average shares outstanding                                3,569,504           3,179,944           3,598,718           3,234,144
  Net effect of dilutive stock options
   based on the treasury stock method
   using average market price                                 348,536             462,475             339,292             439,267
                                                           ----------          ----------          ----------          ----------
         TOTAL                                             $3,918,040          $3,642,419          $3,938,010          $3,673,411
                                                           ----------          ----------          ----------          ----------
                                                           ----------          ----------          ----------          ----------


  Net Income                                               $1,307,233          $  879,163          $  671,110          $  520,239
                                                           ----------          ----------          ----------          ----------
                                                           ----------          ----------          ----------          ----------

  Net Income per Share                                     $      .33          $      .24          $      .17          $      .14
                                                           ----------          ----------          ----------          ----------
                                                           ----------          ----------          ----------          ----------

FULLY DILUTED:
  Average shares outstanding                                3,569,504           3,179,884           3,598,718           3,234,144
  Net effect of dilutive stock options
   based on the treasury stock method
   using the quarter-end market price
   if higher than average market price                        353,865             505,408             340,035             486,985
                                                           ----------          ----------          ----------          ----------
        TOTAL                                               3,923,369           3,685,292           3,938,753           3,721,129
                                                           ----------          ----------          ----------          ----------
                                                           ----------          ----------          ----------          ----------

  Net Income                                               $1,307,233          $  879,163          $  671,110          $  520,239
                                                           ----------          ----------          ----------          ----------
                                                           ----------          ----------          ----------          ----------


  Net Income per Share                                     $      .33          $      .24          $      .17          $      .14
                                                           ----------          ----------          ----------          ----------
                                                           ----------          ----------          ----------          ----------

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EXHIBIT 11


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